AMENDMENT NO. 3 TO THE WILLIAM D. GEHL/GEHL COMPANY
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                          DATED AS OF DECEMBER 19, 1997

          THIS AMENDMENT to the Amended and Restated Employment Agreement, dated as of December 19, 1997, as amended on December 18, 1998 and April 19, 2000 (as so amended, the "Employment Agreement"), by and between Gehl Company ("GEHL"), a Wisconsin corporation with its principal place of business in West Bend, Wisconsin, and William D. Gehl ("Executive"), is made as of June 13, 2001.


                                    RECITALS

          WHEREAS, GEHL and Executive have previously entered into the Employment Agreement and wish to enter into this Amendment to amend the Employment Agreement as provided herein.

          NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties agree as follows:

          Section 2 of the Employment Agreement shall be deleted in its entirety and replaced with the following:

          Executive's "term of employment," as this phrase is used throughout this Agreement, shall be for a period commencing on January 1, 1999 and ending on June 13, 2004 unless Executive's employment is terminated earlier with the consequences described herein in which event the term of employment shall extend through the date of such termination.

          Section 5 of the Employment Agreement shall be revised by adding the following new paragraph after subsection (e) and prior to the paragraph beginning "In addition":

          Executive shall also receive, at the expense of GEHL, outplacement services, on an individualized basis at a level of service commensurate with Executive's most senior status with GEHL during the 180-day period prior to the date of the Change in Control, provided by a nationally recognized senior executive placement firm selected by GEHL with the consent of Executive, provided that the cost to GEHL of such services shall not exceed 20% of Executive's Current Base Salary. In the alternative, Executive, at his election, may choose to receive the net amount of these services, up to a maximum of $15,000, to be paid as a lump sum within 30 days of the Termination Date as outlined above.

          Section 5 of the Employment Agreement shall be further revised by adding the following new subsection (vii) to the definition (the "Definition") of "Good Reason":

          (vii) Any voluntary termination of employment by Executive for any reason where the notice of termination is delivered by Executive to GEHL at any time within ninety (90) days following the six-month anniversary of the Change in Control.

          Section 5 of the Employment Agreement shall be further revised by deleting the word "or" from the end of subsection (v) to the Definition and by deleting the period (".") from the end of subsection (vi) to the Definition and replacing it with a semicolon followed by the word "or" ("; or").

          The following new Section 18 shall be added to the Employment
Agreement:

          Section 18. Expenses and Interest. If (i) a dispute arises with respect to the enforcement of Executive's rights under this Agreement, (ii) any legal or arbitration proceeding shall be brought to enforce or interpret any provision contained herein or to recover damages for breach hereof, or
          (iii) any tax audit or proceeding is commenced that is attributable in part to the application of Section 4999 of the Code, in any case so long as Executive is not acting in bad faith, then GEHL shall reimburse Executive for any reasonable attorney's fees and necessary costs and disbursements incurred as a result of such dispute, legal or arbitration proceeding or tax audit or proceeding ("Expenses"), and prejudgment interest on any money judgment or arbitration award obtained by Executive calculated at the rate of interest announced by M&I Bank, Milwaukee, Wisconsin, from time to time as its prime or base lending rate from the date that payments to Executive should have been made under this Agreement. Within ten days after Executive's written request therefor, GEHL shall pay to Executive, or such person or entity as Executive may designate in writing to GEHL, Executive's reasonable Expenses in advance of the final disposition or conclusion of any such dispute, legal or arbitration proceeding.

          IN WITNESS WHEREOF, GEHL has caused this Amendment to be executed by its duly authorized officer, and Executive has hereunto set his hand, all as of the date set forth above.

GEHL COMPANY                              EXECUTIVE

By: /s/ Fred M. Butler                    /s/ William D. Gehl
   -----------------------------------    -----------------------------------
Name:        Fred M. Butler               William D. Gehl
     ---------------------------------
Title:       Director
      --------------------------------



                                       2